EXHIBIT 10.01

THIRD AMENDMENT TO PROMISSORY NOTE

RECITALS

WHEREAS, the undersigned five corporate entities (each, a "Maker;” or collectively, “Makers”) were each co-makers of a certain Promissory Note (the “Note”) dated June 1, 2010, in the original stated amount of $6,987,646.00, in favor of Teton, Ltd., a Texas limited partnership (“Payee”);

WHEREAS, the Note was previously amended by Amendment to Note dated October 1, 2010 (the “First Amendment”), to eliminate the requirement for an interest payment to be made on October 1, 2010;

WHEREAS, the Note was also amended by Second Amendment to Note dated January 1, 2011 (the “Second Amendment”), to eliminate the requirement for an interest payment to be made on January 1, 2011;

WHEREAS, in conjunction with Pegasi Energy Resources Corporation’s engagement of Beaufort International Associates Limited on an exclusive basis to raise funds for the company (the “Beaufort Engagement”), Makers have requested, and Payee has agreed under certain terms set forth herein, to further amend the Note to (i) eliminate the April 1, 2011, interest payment, and (ii) extend the maturity date of the Note from June 1, 2011, to June 1, 2013;

NOW, THEREFORE, in consideration of the premises and the mutual promises contained in this Amendment, Makers and Payee hereby agree as follows:

AGREEMENT

1.           Amendments to Note.  The Note is hereby amended to eliminate the requirement for an interest payment to be made on April 1, 2011.  The Note is hereby further amended to extend the maturity date of the Note from June 1, 2011, to June 1, 2013.  As a result of these amendments (and except as set forth in Paragraph 2 below), no payments are required to be made on the Note until the extended maturity date of June 1, 2013, when all principal and accrued interest from the date of the Note shall be due and payable.

2.           Added Event of Default.  By written notice to Pegasi Energy Resources Corporation, a Nevada corporation f/n/a Maple Mountain Explorations Inc. (“PERC”), Payee may at its option declare a default on the Note if PERC does not raise funds for the company during or as a result of the Beaufort Engagement.  In such event, Payee may accelerate the Note and exercise all remedies for a default on the Note.

3.           Makers are responsible for all costs incurred by Payee, including without limit reasonable attorneys’ fees, with regard to the preparation and execution of this Amendment.

4.           The execution of this Amendment shall not be deemed to be a waiver of any Default or Event of Default.

5.           All the terms used in this Amendment which are defined in the Note shall have the same meaning as used in the Note, unless otherwise defined in this Amendment.  All the terms used in this Amendment which are defined in the Stock Pledge Agreement shall have the same meaning as used in the Stock Pledge Agreement, unless otherwise defined in this Amendment.

6.           Makers waive, discharge, and forever release Payee, Payee's employees, officers, directors, attorneys, stockholders, and their successors and assigns, from and of any and all claims, causes of action, allegations or assertions that Makers have or may have had at any time up through and including the date of this Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to Makers or whether any such claims, causes of action, allegations or assertions arose as  result of Payee's actions or omissions in connection with the Note, or any amendments, extensions or modifications thereof, or Payee's administration of the debt evidenced by the Note or otherwise, INCLUDING ANY CLAIMS, CAUSES OF ACTION, ALLEGATIONS OR ASSERTIONS RESULTING FROM PAYEE’S OWN NEGLIGENCE, except and to the extent (but only to the extent) caused by Payee’s gross negligence or willful misconduct.
7.           This Amendment is not an agreement to any further or other amendment of the Note.

8.           Makers expressly acknowledge and agree that except as expressly amended in this Amendment, the Note remains in full force and effect and is ratified and confirmed.  This Amendment shall neither extinguish nor constitute a novation of the Note or indebtedness evidenced thereby.

9.           The parties covenant and agree as follows:

(1)       The rights and obligations of the parties shall be determined solely from the written “Loan Agreement” (as such term is defined in Section 26.02(a)(2) of the Texas Business and Commerce Code) executed and delivered in connection with the Loan, and any oral agreements between or among the parties are superseded by and merged into the Loan Agreement.

(2)       The Loan Agreement has not been and may not be varied by any oral agreements or discussions that have or may occur before, contemporaneously with, or subsequent thereto.

(3)       THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Executed to be effective as of April 1, 2011.

Makers:	Payee:

Pegasi Energy Resources Corporation, a Nevada corporation f/n/a Maple Mountain Explorations Inc.	Teton, Ltd., a Texas limited partnership By:Notet Corp., a Texas corporation, its general partner

By:	By:
Richard Lindermanis, Senior Vice President	W.L. Sudderth, Secretary
and CFO

Pegasi Energy Resources Corporation, a Texas corporation (and wholly-owned subsidiary of Pegasi Energy Resources Corporation, a Nevada corporation f/n/a Maple Mountain Explorations Inc.)

By:
Richard Lindermanis, Vice President

Pegasi Operating Inc., a Texas corporation (and wholly-owned subsidiary of Pegasi Energy Resources Corporation, a Texas corporation)

By:
Richard Lindermanis, Vice President

TR Rodessa, Inc., a Texas corporation (and wholly-owned subsidiary of Pegasi Energy Resources Corporation, a Texas corporation)

By:
Richard Lindermanis, Vice President

59 Disposal, Inc., a Texas corporation (and wholly-owned subsidiary of Pegasi Energy Resources Corporation, a Texas corporation)

By:
Richard Lindermanis, Vice President